Exhibit 99.1
REGENT COMMUNICATIONS REPORTS THIRD QUARTER 2008 RESULTS
- Regent’s revenue performance significantly ahead of industry -
Cincinnati, OH, November 6, 2008 – Regent Communications, Inc. (NASDAQ: RGCI) announced today financial results for the quarter and nine months ended September 30, 2008.
For the third quarter of 2008, net broadcast revenues decreased 1.6% to $25.3 million from $25.7 million during the third quarter of 2007. For the same period, 2008 station operating expenses decreased 5.5% to $15.3 million from $16.2 million in 2007. The Company reported a net loss of $46.3 million for the quarter, or $1.19 per share, compared with a reported net loss of $1.3 million, or $0.03 per share, in the same period last year.
Results for the third quarter and first nine months of 2008 include a pre-tax non-cash impairment charge of approximately $67.5 million related to the Company’s review of its indefinite-lived intangible assets. Additionally, included in the third quarter and first nine months of 2008 income tax benefit is approximately $5.8 million of income tax expense related to an increase in the valuation allowance against the Company’s deferred tax assets. Results for both 2008 and 2007 were also impacted by realized and unrealized gains and losses on derivatives.
For the first nine months of 2008, net broadcast revenues of $72.6 million were slightly down compared to the same period of 2007. For the same period, station operating expenses decreased 2.6% to $46.5 million in 2008 from $47.8 million in 2007. The Company reported a net loss of $43.6 million for the first nine months of 2008, or $1.12 per share, compared with reported net income of approximately $0.6 million, or $0.01 per share, in 2007.
“During the third quarter, we outperformed our industry by a wide margin despite a very difficult period for the economy and advertising business,” said Bill Stakelin, President and CEO of Regent Communications. “We also generated healthy increases in our cash flow, as we intensified our cost management without sacrificing key investment in our content, sales and interactive initiatives. We are benefiting from our focus on building and supporting market-leading station brands and consistently generating results for our advertising partners at the local level. Looking ahead, visibility is limited, but our audience share is strong, our sales teams are working aggressively to attract advertising dollars and we are committed to operating as efficiently as possible.”
Below are the Company’s condensed consolidated statements of operations prepared in accordance with generally accepted accounting principles (“GAAP”) (in thousands, except per share amounts).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Broadcast revenues, net of agency commissions	$25,328	$25,729	$72,643	$72,973
Station operating expenses	15,299	16,194	46,534	47,788
Corporate general and administrative expenses	1,636	1,489	5,441	5,551
Activist defense costs	—	599	—	599
Impairment of indefinite-lived intangible assets	67,522	—	67,522	—
Depreciation and amortization	1,075	1,032	3,120	3,942
Gain on sale of stations	—	—	(507)	—
Gain on disposal of long-lived assets and other	(39)	(49)	(3)	(50)

Operating (loss) income	(60,165)	6,464	(49,464)	15,143
Interest expense	(2,611)	(4,283)	(8,918)	(12,630)
Realized and unrealized (loss) gain on derivatives, net	(1,500)	(3,728)	(2,096)	(1,227)
Impairment of note receivable	(952)	—	(952)	—
Other (income) expense, net	(125)	36	(108)	135

(Loss) income from continuing operations before income taxes	(65,353)	(1,511)	(61,538)	1,421
Income tax benefit (expense)	19,088	160	17,513	(1,039)

(Loss) income from continuing operations	(46,265)	(1,351)	(44,025)	382
(Loss) gain on discontinued operations, net of income tax	(27)	62	402	170

Net (loss) income	$(46,292)	$(1,289)	$(43,623)	$552

Basic net (loss) income per common share:
(Loss) income from continuing operations	$(1.19)	$(0.03)	$(1.13)	$0.01
(Loss) gain on discontinued operations	$(0.00)	$0.00	$0.01	$0.00

Net (loss) income	$(1.19)	$(0.03)	$(1.12)	$0.01
Diluted net (loss) income per common share:
(Loss) income from continuing operations	$(1.19)	$(0.03)	$(1.13)	$0.01
(Loss) gain on discontinued operations	$(0.00)	$0.00	$0.01	$0.00

Net (loss) income	$(1.19)	$(0.03)	$(1.12)	$0.01
Common shares for basic and diluted calculation	38,956	38,342	38,784	38,277
Common shares for diluted calculation	38,956	38,342	38,784	38,305
Non-GAAP Financial Measures
Regent utilizes certain financial measures that are not calculated in accordance with GAAP to assess its financial performance. The non-GAAP performance and liquidity measures presented in this release are station operating income, same station net broadcast revenue, adjusted same station net broadcast revenue, same station operating income, and free cash flow. Regent’s management believes these non-GAAP measures provide useful information to investors, as discussed in more detail below, regarding Regent’s financial condition and results of operations and liquidity; however, these measures should not be considered as an alternative to net broadcast revenue, operating income, net income, or cash provided by operating activities as an indicator of Regent’s performance or liquidity.

Station operating income
Third quarter 2008 station operating income increased 5.2% to $10.0 million from $9.5 million in the same period in 2007. For the nine months ended September 30, 2008, station operating income increased 3.7% to $26.1 million from $25.2 million reported for the same period in 2007.
The Company believes that station operating income is a performance measure that helps investors better understand the financial health of our radio stations. Further, Regent and other media companies have traditionally been measured by analysts and other investors on their ability to generate station operating income. The following table reconciles operating income, which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Station operating income	2008	2007	2008	2007

Operating (loss) income	$(60,165)	$6,464	$(49,464)	$15,143

Plus:
Corporate general and administrative expenses	1,636	1,489	5,441	5,551
Activist defense costs	—	599	—	599
Impairment of indefinite-lived intangible assets	67,522	—	67,522	—
Depreciation and amortization	1,075	1,032	3,120	3,942
Less:
Gain on sale of stations	—	—	507	—
Gain on disposal of long-lived assets and other	39	49	3	50

Station operating income	$10,029	$9,535	$26,109	$25,185

Same station results
On a same station basis, which includes results from stations owned and operated in continuing operations during the entire third quarter for both the 2008 and 2007 periods and excludes barter, net broadcast revenue for the third quarter of 2008 decreased 1.0% to $24.5 million from $24.7 million in the third quarter of 2007. Same station operating income increased 2.5% to $10.0 million in the third quarter of 2008 compared to $9.8 million in the third quarter of 2007. The Company believes that a same station presentation is important to investors as it provides a measure of performance of radio stations that were owned and operated by Regent in the third quarter of 2007 as well as the current quarter, and eliminates the effect of acquisitions and dispositions on comparability. Additionally, the Company has excluded barter in this comparison as barter customarily results in volatility between quarters, although differences over the full year are not material. The following tables reconcile net broadcast revenue and operating income to same station net broadcast revenue and same station operating income (in thousands).

\

	Three Months Ended
	September 30,
Same Station Net Broadcast Revenue	2008	2007

Net broadcast revenue	$25,328	$25,729

Less:
Net results of stations not included in same station category	—	90
Barter transactions	825	900

Same station net broadcast revenue	$24,503	$24,739

	Three Months Ended
	September 30,
Same Station Operating Income	2008	2007

Operating (loss) income	$(60,165)	$6,464

Plus:
Corporate general and administrative expenses	1,636	1,489
Activist defense costs	—	599
Impairment of indefinite-lived intangible assets	67,522	—
Depreciation and amortization	1,075	1,032

Less:
Gain on disposal of long-lived assets and other	39	49

Station operating income	10,029	9,535

Adjustments:
Net results of stations not included in same station category	—	218
Barter transactions	(15)	19

Same station operating income	$10,014	$9,772

Same station results – adjusted for timing of certain non-traditional revenue (NTR) events
Excluding the timing of revenue from two NTR events held in the second quarter of 2008 that were held in the third quarter of 2007, net broadcast revenue would have increased 3.0% to $24.5 million in the third quarter of 2008 compared to $23.8 million in the third quarter of 2007. Same station operating income would have increased 8.2% to $10.0 million in the third quarter of 2008 from $9.3 million in the third quarter of 2007. The Company believes this presentation is important to investors as it eliminates the timing effect of the non-traditional revenue on comparability between periods.

	Three Months Ended
	September 30,
Same Station Net Broadcast Revenue – adjusted for timing of certain NTR events	2008	2007

Net broadcast revenue	$25,328	$25,729

Less:
Net results of stations not included in same station category	—	90
Barter transactions	825	900

Same station net broadcast revenue	$24,503	$24,739

Less timing of non-traditional broadcast revenue	—	944

Same station net broadcast revenue — adjusted for timing of certain NTR events	$24,503	$23,795

	Three Months Ended
	September 30,
Same Station Operating Income – adjusted for timing of certain NTR events	2008	2007

Operating (loss) income	$(60,165)	$6,464

Plus:
Corporate general and administrative expenses	1,636	1,489
Activist defense costs	—	599
Impairment of indefinite-lived intangible assets	67,522	—
Depreciation and amortization	1,075	1,032

Less:
Gain on disposal of long-lived assets and other	39	49

Station operating income	10,029	9,535

Adjustments:
Net results of stations not included in same station category	—	218
Barter transactions	(15)	19

Same station operating income	$10,014	$9,772

Less timing of non-traditional station operating income	—	520

Same station operating income — adjusted for timing of certain NTR events	$10,014	$9,252

Free cash flow
Free cash flow is defined as net (loss) income plus depreciation, amortization, and other non-cash expenses, less maintenance capital expenditures and net gains on the sale of stations and disposal of long-lived assets. Free cash flow increased 46.8% to $4.9 million in the third quarter of 2008, from $3.3 million in the third quarter of 2007. For the nine months ended September 30, 2008, free cash flow increased 65.9% to $10.3 million from $6.2 million in 2007. The Company believes that free cash flow is a liquidity measure that helps investors evaluate the ability of the Company to generate excess cash flow for investing and financing uses. The following table displays how the Company calculates free cash flow (in thousands).

	Three Months Ended		Nine months ended
	September 30,		September 30,
Free Cash Flow	2008	2007	2008	2007

Net (loss) income	$(46,292)	$(1,289)	$(43,623)	$552

Add:
Depreciation and amortization (1)	1,075	1,054	3,120	4,033
Impairment of indefinite-lived intangible assets	67,522	—	67,522	—
Impairment of note receivable	952	—	952	—
Non-cash unrealized loss on derivatives	696	3,985	460	1,986
Non-cash interest expense	132	134	450	419
Non-cash tax expense (2)	—	—	—	1,110
Other items, net (3)	306	250	921	793
Less:
Non-cash gain on sale of radio stations	—	—	1,155	—
Non-cash gain on sale of assets	57	48	52	49
Non-cash tax benefit	19,146	132	17,400	—
Maintenance capital expenditures	292	485	853	1,700
Digital upgrade capital expenditures	1	135	71	953

Free cash flow	$4,895	$3,334	$10,271	$6,191

(1)	Includes depreciation and amortization reclassified to discontinued operations

(2)	Includes taxes reclassified to discontinued operations

(3)	Includes: non-cash compensation; barter; and loss on the disposal of long-lived assets
The most directly comparable GAAP measure to free cash flow is net cash provided by operating activities. The following table reconciles net cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Free Cash Flow	2008	2007	2008	2007

Net cash provided by operating activities	$5,374	$3,807	$10,751	$7,403

Less:
Changes in operating assets and liabilities	48	—	—	—
Bad debt expense	138	85	443	482

Plus:
Changes in operating assets and liabilities	—	232	887	1,923

Less:
Maintenance capital expenditures	292	485	853	1,700
Digital upgrade capital expenditures	1	135	71	953

Free cash flow	$4,895	$3,334	$10,271	$6,191

Selected Data
As of September 30, 2008, outstanding credit facility debt was approximately $189.5 million and cash was approximately $1.2 million. Total capital expenditures in the third quarter ended September 30, 2008 were approximately $0.4 million.
Outlook
Regent has adopted a policy to provide guidance to investors regarding our financial prospects. The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. Regent undertakes no obligation to update these statements.
Regent projects fourth quarter 2008 reported consolidated net broadcast revenues and station operating income of approximately $23.8 to $24.2 million and $8.5 to $8.8 million, respectively. Regent expects earnings of approximately $0.03 to $0.04 per share. However, earnings are subject to non-cash volatility as a result of changes in the market value of our interest rate swaps, which are marked-to-market each quarter. The following table reconciles projected operating income, which the Company believes is the most directly comparable GAAP measure, to station operating income (in millions):

	Three Months Ending
	12/31/2008
	Guidance Range
Station Operating Income	Lower	Upper

Operating income	$5.4	$5.7

Plus:
Corporate general and administrative expenses	2.0	2.0
Depreciation and amortization	1.1	1.1

Station operating income	$8.5	$8.8

The Company expects same station net broadcast revenue to be down low single digits for the fourth quarter of 2008 compared to the fourth quarter of 2007.

The Company expects maintenance capital expenditures for the fourth quarter to be approximately $0.2 million.
Teleconference
The Company will also host a teleconference to discuss its third quarter results on Thursday, November 6 at 9:00 a.m. Eastern Time. To access the teleconference, please dial 973-935-8767 ten minutes prior to the start time and reference passcode 69129391. The teleconference will also be available via a live webcast on the Company’s Web site, located at www.regentcomm.com under the Investor Relations section. If you cannot listen to the teleconference at its scheduled time, a replay will be available through Thursday, November 13, 2008, which can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (Int’l), passcode 69129391. The webcast will also be archived on the Company’s Web site for 30 days.
Regent Communications is a radio broadcasting company focused on acquiring, developing and operating radio stations in mid-sized markets. Regent owns and operates 62 stations located in 13 markets. Regent Communications, Inc. shares are traded on the Nasdaq under the symbol “RGCI.”
This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which it claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although Regent believes expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; the ability to manage growth; the ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies, including uncertainties surrounding recent Federal Communication Commission rules regarding broadcast ownership limits. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.govand/or from Regent Communications, Inc.

Contact:
Tony Vasconcellos	Joe Kessler
Executive Vice President and Chief Financial Officer	Brainerd Communicators, Inc.
Regent Communications, Inc.	212-986-6667
859-292-0030